EXHIBIT 99


FOR IMMEDIATE RELEASE                                    FOR INFORMATION CONTACT
ALL NAMES VERIFIED                                           ROBERT E. CONE, CEO
                                                                  (713) 747-1025


                            INDUSTRIAL HOLDINGS, INC.
                 ACQUIRES AMERITECH FASTENER MANUFACTURING, INC.

HOUSTON, TEXAS, (MARCH 31, 1998) Robert E. Cone, President of Industrial Holdings, Inc. ("IHI") (Nasdaq/NMS-IHII) announces the acquisition of WHIR Acquisition, Inc. doing business as Ameritech Fastener Manufacturing, Inc. Ameritech, located in Houston, Texas manufactures specialty fasteners for the aerospace, automotive and petrochemical industries through the United States, Canada and other countries. "Ameritech adds to our rivet manufacturing capabilities and provides entry into the aerospace industry, a new market for our Fastener Division," Mr. Cone said.

IHI operates through its two divisions, Energy Products and Services and Fastener Sales and Manufacturing. IHI continues to explore the market for potential acquisitions in light manufacturing industries compatible with its divisions. IHI is a holding company organized to acquire, operate and grow internally, achieving greater economies of scale and improved operating results through consolidation.

                   Contact: Robert E. Cone, President and CEO
                                 (713) 747-1025